UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 10, 2007

VitalStream Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-17020	87-0429944
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 Anton Blvd., Suite 400, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (949) 743-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement (Amendment)

 Effective as of January 10, 2007, VitalStream Holdings, Inc. and its consolidated subsidiaries (the “Company”) entered into a Third Amendment to Loan and Security Agreement (the “Third Amendment”) with Comerica Bank (“Comerica”), which amends that certain Loan and Security Agreement dated as of October 7, 2004 (the “Loan Agreement”), which was amended on December 31, 2005 by that certain First Amendment to Loan and Security Agreement (the “First Amendment”) and on July 17, 2006 by that certain Second Amendment to Loan and Security Agreement (the “Second Amendment”). The Loan Agreement was reported on, and filed as an Exhibit to, a Current Report on Form 8-K filed by the Company with the SEC on October 13, 2004, the First Amendment was reported on, and filed as an Exhibit to, a Current Report on Form 8-K filed by the Company with the SEC on January 6, 2006, and the Second Amendment was reported on, and filed as an Exhibit to, a Current Report on Form 8-K filed by the Company with the SEC on July 19, 2006.

The Loan Agreement included a term line of credit of up to $2,000,000 to finance equipment purchases made prior to September 30, 2005 with interest payable based on a rate equal to Comerica's published prime rate plus 0.50% and a revolving line of credit of up to $2,000,000 for general working capital needs with interest payable based on a rate equal to Comerica's published prime rate.

The First Amendment amended the Loan Agreement to increase the revolving line of credit from $2,000,000 up to $2,235,000 for general working capital needs with interest payable based on a rate equal to Comerica's published prime rate plus 0.50% until the maturity date of December 31, 2006. The First Amendment also revised the term line of credit of up to $2,000,000 to finance equipment purchases made prior to September 30, 2005 to a fixed term amount of $1,900,607, with principal and interest payable monthly based on a rate equal to Comerica's published prime rate plus 0.50% with a maturity date of September 30, 2007. It also added a fixed term loan of $2,000,000 to finance equipment purchases. Interest accrues on the term loan at Comerica's published prime rate plus 1.00% with a maturity date of March 31, 2008. In addition, the First Amendment added (a) a requirement that the Company maintain a ratio of total liabilities to tangible net worth of not more than 1.60 to 1.00, and (b) a requirement that the Company's EBITDA, measured on a trailing three (3) month basis, be not less than certain amounts.

The Second Amendment eliminated the minimum EBITDA requirement, and with respect to restrictive covenants regarding permitted liens and permitted indebtedness, increased the permitted levels of liens and debt relative to equipment purchases by the Company from $500,000 to $3,500,000. In addition, the Second Amendment added (a) a requirement that the Company maintain a liquidity ratio of not more than 1.40 to 1.00, which is defined as cash and cash equivalents plus net trade accounts receivable (with net trade accounts receivable comprising no more than 50% of the sum), divided by the sum of all loans, capital leases and non-cash secured letters of credit of the Company, and (b) a provision allowing for the Company to obtain letters of credit from Comerica under the revolving line, subject to a letter of credit sublimit of $1,000,000.

The Third Amendment extended the maturity date of the revolving line of credit from December 31, 2006 to June 30, 2007.

We have pledged substantially all of our assets to secure repayment of the credit facilities made available under the Comerica Agreement. We must also maintain a cash balance at Comerica of not less than $3,000,000 when aggregate outstanding advances under the credit facilities are less than or equal to $3,000,000, and a balance of not less than $3,500,000 when aggregate outstanding advances under the credit facilities are greater than $3,000,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1     Third Amendment to Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2007	VitalStream Holdings, Inc. By: /s/ Eric Mersch Eric Mersch, Chief Financial Officer